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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004


                                 AMENDMENT NO. 1
                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported): SEPTEMBER 3, 2001



                             COMPAQ COMPUTER CORPORATION
             (Exact name of Registrant as specified in its charter)


           DELAWARE                      1-9026                76-0011617
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                                 20555 SH 249
                             Houston, Texas 77070
                    (Address of principal executive offices)

                                (281) 370-0670
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

         On September 4, 2001, Compaq Computer Corporation (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among Hewlett-Packard Company, a Delaware corporation ("HP"), Heloise Merger Corporation, a Delaware corporation and wholly-owned subsidiary of HP, and the Company. A copy of the Merger Agreement is attached as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 4, 2001 (the "Current Report").

         The Merger Agreement filed as an exhibit to the Current Report contains an error in the number of authorized shares of Common Stock, par value $0.01 per share, of HP set forth in Section 3.2(a) thereof. Section 3.2(a) of the Merger Agreement should read in its entirety as follows:

         (a) CAPITAL STOCK. The authorized capital stock of HP consists of: (i) 9,600,000,000 shares of HP Common Stock, par value $0.01 per share and (ii) 300,000,000 shares of preferred stock, par value $0.01 per share (the "HP PREFERRED STOCK"), of which 4,500,000 shares have been designated as Series A Participating Preferred Stock, all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the "HP RIGHTS") issuable pursuant to the rights agreement approved by the Board of Directors of HP in connection with its approval of this Agreement substantially in the form previously provided to Compaq (the "HP RIGHTS AGREEMENT"). At the close of business on July 31, 2001: (i) 1,939,159,231 shares of HP Common Stock were issued and outstanding, (ii) no shares of HP Common Stock were issued and held by HP in its treasury, and (iii) no shares of HP Preferred Stock were issued and outstanding. All of the outstanding shares of capital stock of HP are, and all shares of capital stock of HP which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              COMPAQ COMPUTER CORPORATION


Date:  September 10, 2001                     By: /s/ Linda S. Auwers
                                                  -----------------------
                                                  Linda S. Auwers
                                                  Vice President, Deputy
                                                  General Counsel and Secretary